EXHIBIT 11




CONSENT OF INDEPENDENT AUDITORS

Emerging Markets Debt Portfolio
(a Series of Bear Stearns Investment Trust):



We consent to the incorporation by reference in this Post- Effective Amendment No. 8 to Registration Statement No. 33-53368 of Bear Stearns Investment Trust on Form N-1A of our report dated May 9, 1997 appearing in the Annual Report for the year ended March 31, 1997 and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement.





DELOITTE & TOUCHE LLP
New York, New York
May 29, 1997